EXHIBIT 23.2



We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report, dated August 3, 1998, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern on the financial statements of Quantech, LTD which report and statements appear, in the Registrant's Annual Report on Form 10-KSB/A-1 for the year ended June 30, 1998.


                                            /s/ McGladrey & Pullen, LLP
                                            McGladrey & Pullen, LLP




January 12, 1999